EXHIBIT 10.33

                          LICENSE AND OPTION AGREEMENT

                 This Agreement is effective June 27, 1997 ("the EFFECTIVE DATE") by and between H.C. Implants B.V., a corporation duly organized and existing under the laws of the Netherlands, having its registered office at Zernikedreef 6 (2333GK) Leiden, the Netherlands, (hereinafter referred to as "LICENSOR"), and Matrix Medical Holding B.V., a corporation duly organized and existing under the laws of the Netherlands having its registered office at Professor Bronkhorsvlaan, Building 57 (3723MB) Bilthoven, the Netherlands, (hereinafter referred to as "LICENSEE"),

WHEREAS

     o    LICENSOR  is  the  owner  or  licensee  of  the  patents   rights  and
          applications set forth in Appendix A hereto;

     o LICENSEE has expressed the desire to obtain an exclusive license with respect to the invention set forth by the PATENTS (as defined hereinafter), the manufacture, use, sale and distribution of the invention set forth by the PATENTS and/or any other form of exploitation of the PATENTS, and a license to TECHNOLOGY (as defined hereinafter); o LICENSOR has expressed the intent to grant such a license to LICENSEE and, furthermore, to grant LICENSEE an option to purchase the PATENTS; NOW THEREFORE in consideration of the mutual promises and other good and valuable consideration, the parties agree as follows:

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         SECTION 1 - Definitions.

          The terms used in this Agreement have the following meaning:

         1.1 The term "AFFILIATE" as applied to LICENSEE, shall mean any company or other legal entity other than LICENSEE, in whatever country organized, controlling or controlled by LICENSEE. The term "control" means possession, of the power to direct or cause the direction of the management and policies whether through the ownership of voting securities, by contract or otherwise.

         1.2 The term "FIRST COMMERCIAL SALE" shall mean in each country the first sale of any PRODUCT by LICENSEE, its AFFILIATES or SUBLICENSEES, following approval of its marketing by the appropriate governmental agency for the country in which the sale is to be made and when governmental approval is not required, the first sale in that country.

         1.3 The term "NET SALES VALUE" shall mean the invoiced sales value of the PRODUCTS sold by LICENSEE or its sublicensees after deduction of:

               1.3.1 the normal trade discounts actually granted;

               1.3.2 any credits actually given by the LICENSEE for defective goods

               1.3.3 any costs of packing, insurance, damage and freight and any applicable sales tax and in the case of export orders any import duties or similar applicable governmental levies or export insurance costs in each case to the extent separately invoiced.

     1.4 The term "PATENTS" shall mean all valid and enforceable claims of patents and patent applications owned by or controlled by LICENSOR, which are filed prior to the EFFECTIVE DATE, including any addition, continuation, continuation in-part or division thereof or any substitute application therefor, any patent issued with respect to such patent application; any reissue or extension of any such


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patent,  and any  confirmation  patent  or  registration  patent or patent of an addition based on any such patent. The patents, patent applications, and short particulars of which shall be described in Appendix A hereto.

     1.5 The term "PRODUCTS" shall mean any and all products manufactured by the use of all or some of the PATENTS and/or TECHNOLOGY.

     1.6 The term "TECHNOLOGY" shall mean the information, test reports, operating and testing procedures, data, files, studies, practices and know-how and the like, in any way related to and/or concerning the manufacture and distribution of the invention(s) set forth by the PATENTS and all information connected therewith, which exists as of the EFFECTIVE DATE and being provided by LICENSOR to LICENSEE,

     1.7  The  term   "TERRITORY"   shall  mean  all  countries  of  the  world.

     1.8 The use herein of the plural shall include the singular, and the use of the masculine shall include the feminine.

SECTION 2 - Grants of License  and Option.

     2.1 (a) Subject to Section 2.1(b), LICENSOR hereby grants to LICENSEE and LICENSEE hereby accepts from LICENSOR an exclusive royalty bearing license for the TERRITORY under PATENTS and TECHNOLOGY to make, have made, use, import, sell, offer to sell or have sold on its behalf PRODUCT, including the right to sublicense third parties. LICENSEE shall have the right to extend such license to its AFFILIATES.

     (b) LICENSOR retains the rights to use the TECHNOLOGY and PATENTS in connection with the following products: Shuttle Stop, Middle Ear Ventilation Tubes, and TAM. In the event LICENSOR elects not to sell any of the foregoing products, LICENSOR shall grant to LICENSEE a right of

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first  negotiation  for an agreement  under which LICENSEE will  manufacture and sell such products. After receipt of a written notice to LICENSEE that LICENSOR does not intend to manufacture and sell such products, the parties will, in good faith, negotiate the terms of an agreement during the next ninety (90) days. If the parties are not able to agree during that period, LICENSEE shall have no further rights with respect to such products and LICENSOR shall be free to enter into an agreement with other parties.

     (c) To the extent that any PATENTS, TECHNOLOGY and PRODUCTS are covered by the agreement between LICENSOR and Stichting Voor de Technische Wetenschappen of December 20, 1989 and any supplements and amendments thereto (the "STW Agreement"), this Agreement shall be subject to the terms, conditions and obligations of such STW Agreement and LICENSEE shall be bound by such terms, conditions and obligations.

     2.2 (a) Prior to exercising of the Purchase Option, no sublicense shall be granted without the consent of LICENSOR, which consent shall not be unreasonably withheld.

     (b) LICENSEE agrees to forward to LICENSOR a copy of any and all fully executed sublicense agreements.

     (c) Each sublicense shall terminate upon termination of the license under this Agreement.

     2.3 So long as LICENSEE is not in default of any provisions of the Agreement, from three (3) years and until six (6) years after the EFFECTIVE DATE of this Agreement, LICENSEE will have the option to purchase the PATENTS (the "Purchase Option") for a purchase price equal to an initial payment of NLG 4,000,000 (four million Dutch Guilders) ("Initial Payment") and a deferred payment equal to the running royalties set forth in section 6.1. Such Purchase Option shall be exercised by written notice given by LICENSEE to the LICENSOR and payment of the Initial Payment set forth herein. Upon payment by the

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LICENSEE to the LICENSOR of NLG 4,000,000 Dutch Guilders, LICENSOR shall execute a patent assignment agreement in the form set forth in Appendix B, attached hereto and made a part hereof.

     2.4 If the LICENSEE does not exercise the Purchase Option, the License under this Agreement shall remain in full force and effect pursuant to the terms of this Agreement. Upon exercise of the Purchase Option and payment of the Initial Payment all terms and conditions of this Agreement other than those specifically related to the License shall continue in full force and effect.

     2.5 (a) LICENSEE shall exert best efforts to research, develop and then commercialize PRODUCTS. The efforts of a SUBLICENSEE and/or an AFFILIATE and/or a collaborator of LICENSEE shall be considered as efforts of LICENSEE.

     (b) If LICENSEE fails to exert best efforts as required by paragraph 2.5(a) or fails to achieve any of the three milestones set forth below, LICENSOR shall have the right to convert the exclusive license granted under paragraph 2.1(a) to a non-exclusive license which shall take effect sixty (60) days after written notice to LICENSEE unless LICENSEE cures such failure prior to expiration of such sixty (60) day period. The three milestones are as follows:

                    (i) during the first three years after the EFFECTIVE DATE, LICENSEE shall spend at least NLG 1.0 Million per annum on the development of PRODUCTS covered by the PATENTS,

                    (ii) the first  full  clinical  trial of a  PRODUCT  that is covered by PATENTS shall be initiated before the third anniversary of the EFFECTIVE DATE,

                    (iii)a PRODUCT  shall be marketed  by the sixth  anniversary of the EFFECTIVE DATE.

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                 (c) LICENSEE shall provide  LICENSOR with  semi-annual  reports due within thirty (30) days after the end of each calendar half year with respect to the efforts exerted under this Section 2.5 and with respect to progress towards and achievement of the milestones of Section 2.5(b).

     SECTION 3 - Rights and Obligations of the Parties under the Agreement:

     3.1 LICENSOR will not be required to perform any additional work or functions in connection with the granting of the license except to turn over the TECHNOLOGY.

     3.2 Within 30 (thirty) days after the EFFECTIVE DATE, LICENSOR will supply LICENSEE with all TECHNOLOGY in its possession (that has not previously been disclosed) and that is reasonably necessary or desirable to enable LICENSEE to work the TECHNOLOGY and PATENTS on a commercial scale.

     3.3 LICENSEE shall not represent that LICENSEE is an agent of LICENSOR or vice versa.

     3.4 LICENSEE agrees to comply with all laws, rules, regulations and reasonable standards of LICENSOR with respect to the PATENTS and with respect to development, manufacture, use and sale of PRODUCTS.

SECTION 4-  Confidentiality.

     4.1 During the term of this Agreement, it is contemplated that each party will disclose to the other proprietary and confidential technology, inventions, technical information, biological materials and the like which are owned or controlled by the party providing such information or which that party is obligated to maintain in confidence and which is designated by the party providing such information as confidential ("Confidential Information"). Each party agrees to retain the other party's Confidential Information in

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confidence  and not to disclose  any such  Confidential  Information  to a third party without the prior written consent of the party providing such information and to use the other party's Confidential Information only for the purposes of this Agreement.

     4.2 The obligations of confidentiality will not apply to Confidential Information which:

                    (i) was known to the receiving party or generally known to the public prior to its disclosure hereunder; or

                    (ii) subsequently  becomes known to the public by some means other than a breach of this Agreement;

                    (iii)is  subsequently  disclosed to the receiving party by a
                         third  party   having  a  lawful  right  to  make  such
                         disclosure;

                    (iv) is  required  by law or bona fide  legal  process to be disclosed, provided that the party required to make the disclosure takes all reasonable steps to restrict and maintain confidentiality of such disclosure and provides reasonable notice to the party providing the Confidential Information; or

                    (v)  is approved for release by the parties, or

                    (vi) is  independently  developed by the employees or agents
                         of  either   party   without  any   knowledge   of  the
                         Confidential Information provided by the other party.

         SECTION 5 - PATENTS.

     5.1 Until the PATENTS are purchased by LICENSEE, LICENSOR shall file, prosecute and maintain PATENTS, and LICENSEE shall bear all the reasonable costs and expenses for the filing, prosecution and maintenance of such PATENTS.

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     5.2 With respect to any PATENTS,  each patent  application,  office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent issuing from such application shall be provided to LICENSEE sufficiently prior to the filing of such application, response or request to allow for review and comment by LICENSEE. LICENSOR shall have the right to take any action that in its judgement is necessary to preserve such PATENTS.

     5.3 Upon exercise of the Purchase Option and payment of the purchase fee, LICENSEE shall be responsible for filing, prosecution and maintenance of PATENTS.

SECTION 6 - Compensation.

     6.1 (a) In consideration for the License granted under this Agreement, LICENSEE agrees to pay to LICENSOR an up front License Fee of NLG 1,000,000 (one million Dutch Guilders). Such License Fee shall be paid in accordance with the following payment schedule:

                    (i) NLG 500,000 (five hundred thousand Dutch Guilders) on the EFFECTIVE DATE.

                    (ii) NLG 250,000 (two hundred fifty thousand Dutch Guilders)
                         on the first  anniversary  of the EFFECTIVE  DATE;  and

                    (iii)NLG  250,000  (two   hundred   fifth   thousand   Dutch
                         Guilders) on the second anniversary of the EFFECTIVE DATE.

     In the event any payment is not paid or this Agreement is terminated, then any unpaid portion of the NLG 1,000,000 shall be immediately due and payable.

     (b) LICENSEE shall pay to LICENSOR the following running royalty:

                    (i) Until exercise of the Purchase Option, a royalty equal to five percent (5%) of the NET SALES VALUE of all PRODUCTS sold by LICENSEE, its AFFILIATES or SUBLICENSEE. After exercise of the Purchase Option such royalty shall be reduced to two percent (2%).

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                    (ii) Beginning in year three of this Agreement,  the minimum royalty shall be NLG 10,000 per year until the Purchase Option is exercised. Accordingly, the minimum royalty shall be paid on July 1, 2000 and each July 1 thereafter until the Purchase Option is exercised. The minimum royalty payment of NLG 10,000 for each year shall be credited until exhausted, but only against royalties due for the next four calendar quarters beginning with the July 1st quarter.

                    (iii)Upon exercise of the Purchase  Option,  LICENSEE  shall receive a one time credit of NLG 400,000 (four-hundred thousand Dutch Guilders) with respect to the two percent (2%) running royalty. In addition, upon exercise of the Purchase Option, LICENSEE shall be obligated to pay the royalties due under the STW agreement.

     (c) The royalty term on a PRODUCT by PRODUCT and country by country basis shall be for ten (10) years from FIRST COMMERCIAL SALE of a PRODUCT in a country. If at the end of such ten (10) years a PRODUCT is covered by a PATENT, the royalty shall continue until the PRODUCT is not covered by a PATENT.

     6.2 LICENSEE shall keep, and shall cause each of its AFFILIATES and SUBLICENSEES to keep, full and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable to LICENSOR. Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall, for the three
(3) years next following the end of the calendar year to which each shall pertain be open for inspection by an independent certified accountant reasonably acceptable to LICENSEE upon reasonable notice during normal business hours at LICENSOR's

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expense for the sole purpose of verifying royalty  statements or compliance with this Agreement, but in no event more than once in each calendar year. All information and data offered shall be used only for the purpose of verifying royalties and shall be treated as LICENSEE Confidential Information subject to
the  obligations  of  this  Agreement.   All  royalty   underpayments  shall  be
immediately due and payable. In the event that such inspection shall indicate that in any calendar year that the royalties which should have been paid by LICENSEE are at least five percent (5%) greater than those which were actually paid by LICENSEE, then LICENSEE shall pay the cost of such inspection.


     6.3 With each quarterly payment, LICENSEE shall deliver to LICENSOR a full and accurate accounting to include at least the following information:

     (a) Quantity of each PRODUCT subject to royalty sold (by country) by LICENSEE, and its AFFILIATES and sublicensees;

     (b) Total invoiced sales for each PRODUCT subject to royalty (by country);

     (c) Deductions permitted against invoiced sales for calculating NET SALES VALUE,

     (d) Total royalties payable to LICENSOR.

     (e) Any other information reasonably requested by LICENSOR for determining royalties due to LICENSOR.

     6.4 In each year the amount of royalty due shall be calculated quarterly as of March 31, June 30, September 30 and December 31 (each as being the last day of an "Accounting Period") and shall be paid quarterly within the thirty days next following such date, every such payment shall be supported by the accounting prescribed in Paragraph 6.3 and shall be made in Dutch Guilders. Whenever royalty conversion from any foreign currency shall be required, such conversion shall be calculated at the average rate of exchange for the calendar quarter based on the daily rate of exchange for the calendar quarter.

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     6.5 Any tax  required  to be  withheld  by  LICENSEE  under the laws of any foreign country for the account of LICENSOR, shall be promptly paid by LICENSEE for and on behalf of LICENSOR to the appropriate governmental authority, and LICENSEE shall furnish LICENSOR with proof of payment of such tax. Any such tax actually paid on LICENSOR's behalf shall be deducted from royalty payments due LICENSOR.


         SECTION 7 - Infringement

         7.1 If any of the PATENTS under which LICENSEE is licensed hereunder is infringed by a third party, LICENSEE shall have the right and option but not the obligation to bring an action for infringement, at its sole expense, against such third party in the name of LICENSOR and/or in the name of LICENSEE, and to join LICENSOR as a party plaintiff if required. LICENSEE shall promptly notify LICENSOR of any such infringement and shall keep LICENSOR informed as to the prosecution of any action for such infringement. No settlement, consent judgment or other voluntary final disposition of the suit which adversely affects PATENTS may be entered into without the consent of LICENSOR, which consent shall not unreasonably be withheld. LICENSEE agrees to indemnify and hold LICENSOR harmless from any and all damages, costs and expenses which arise out of or result from any action brought by LICENSEE under 7.1(a).

         7.2 In the event that LICENSEE does not pursue an action for infringement, upon within thiry (30) days after notice that an unlicensed third party is an infringer of PATENTS licensed to LICENSEE, LICENSOR shall have the right and option, but not the obligation at its cost and expense to initiate infringement litigation and to retain any recovered damages.

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         7.3 In the event  that  litigation  against  LICENSEE  or  LICENSOR  is initiated by a third-party charging infringement of a patent of the third party as a result of the manufacture, use or sale by LICENSEE of PRODUCT covered by PATENTS, LICENSEE shall promptly notify LICENSOR in writing thereof and shall defend the parties hereto. LICENSEE shall bear all costs as to any such defense.

           SECTION 8 - Warranties.

     8.1 Each of LICENSOR and LICENSEE warrants and represents to the other that it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment which would inhibit its ability to perform the terms and conditions imposed on it by this Agreement.


     8.2 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT LICENSOR MAKES NO REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR VALIDITY OF ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS. LICENSOR SHALL NOT BE LIABLE FOR ANY DAMAGES ARISING AS A RESULT OF THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, SPECIAL, CONSEQUENTIAL, PUNITIVE, INDIRECT DAMAGES OR INJURIES AND/OR LOSS OF PROFITS OR REVENUES OF LICENSEE OR ANY THIRD PARTY.

          SECTION 9 -  Indemnification.

     9.1 (a) LICENSEE agrees to indemnify and hold harmless LICENSOR, its directors, officers, employees, and agents, against any and all actions, claims (specifically including, but not limited to,

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any  damages  based  on  product  liability  claims),  suits,  losses,  demands, judgments, and other liabilities (including attorney's fees until LICENSEE assumes the defense as described below) asserted by third parties, government and non-government, resulting from or arising out of this Agreement or as a result of the manufacture, use or sale of PRODUCTS and/or any alleged infringement by the PATENTS or other statutory or common law intellectual property rights of a third party or any alleged passing off at common law or act of unfair competition against a third party or deception or confusion of the public related thereto. If any such claims or actions are made, LICENSOR shall be defended at LICENSEE's sole expense by counsel selected by LICENSEE and reasonably acceptable to LICENSOR. In the event that LICENSEE does not provide acceptable counsel, LICENSOR shall have the right to select counsel and LICENSEE shall pay the cost and expense thereof.

     (b) LICENSOR shall notify LICENSEE promptly of any claim or threatened claim under this Section and shall fully cooperate with all reasonable requests of LICENSEE with respect thereto.

     (c) The provisions of Section 9.1(a) shall be applicable whether or not a claim is rightfully brought.


     SECTION 10- Assignment; Successors.

     10.1 This Agreement shall not be assignable by LICENSEE without the prior written consent of LICENSOR.

     10.2 Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of LICENSEE and LICENSOR. Any such successor or assignee of a party's interest shall expressly assume in writing the performance of all the terms

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and  conditions  of this  Agreement  to be  performed  by said  party  and  such
Assignment shall not relieve the Assignor of any of its obligations under this Agreement.


     SECTION 11 - Termination.

     11.1 Except as otherwise specifically provided herein and unless sooner terminated pursuant to Paragraph 11.2 or 11.3 of this Agreement, this Agreement and the licenses and rights granted thereunder shall remain in full force and effect until the expiration of LICENSEE'S obligations to pay royalties hereunder, at which time LICENSEE shall have a fully paid-up, non-cancelable license.

     11.2 Except as provided in Section 2.5, upon breach of any material provisions of this Agreement by LICENSEE, in the event the breach is not cured within sixty (60) days after written notice to the LICENSEE, in addition to any other remedy it may have, LICENSOR at its sole option may terminate this Agreement.

     11.3 LICENSOR may terminate this Agreement by giving thirty (30) days' written notice to LICENSEE, if LICENSEE files for bankruptcy or bankruptcy of LICENSEE is sought by a third party, or if the business of LICENSEE is placed in the possession of a receiver or a government or government agency or LICENSEE becomes insolvent.

     11.4 Upon any termination of this Agreement LICENSEE, at its option, shall be entitled to finish any work-in-progress which is completed within six (6) months of termination of this Agreement and to sell any completed inventory of a PRODUCT covered by this Agreement which remains on hand as of the date of the termination, so long as LICENSEE pays to LICENSOR the royalties applicable to said subsequent sales in accordance with the same terms and conditions as set forth in this Agreement.

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11.5 In the event that this  Agreement  and/or the rights and  licenses  granted under this Agreement to LICENSEE are terminated, any sublicense granted under this Agreement shall remain in full force and effect as a direct license between LICENSOR and the SUBLICENSEE under the terms and conditions of the sublicense agreement, subject to the SUBLICENSEE agreeing to be bound to LICENSOR under such terms and conditions within thirty (30) days after LICENSOR provides written notice to the SUBLICENSEE of the termination of LICENSEE's rights and licenses under this Agreement. At the request of LICENSEE, LICENSOR will acknowledge to a SUBLICENSEE LICENSOR's obligations to the SUBLICENSEE under this paragraph.


     11.6 The obligations of Sections 4, 6.1, 8.2, 9, 11.4,  11.5,  11.6,  11.7,
11.8, 12.2 and 12.4 of this Agreement shall survive any termination of this Agreement.

     11.7 In the event that the Agreement is terminated or the license granted to LICENSEE becomes non-exclusive, LICENSEE hereby grants to LICENSOR a royalty-bearing, non-exclusive license to all patents and patent applications owned by LICENSEE which cover PRODUCTS as well as to the technical information directed thereto. A reasonable royalty shall be agreed to by the parties.

     11.8 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured
prior   to  the   effective   date   of  such   termination.

          SECTION 12 - General Provisions.

     12.1 The relationship between LICENSOR and LICENSEE is that of independent contractors. LICENSOR and LICENSEE are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting parties. LICENSOR

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shall  have no power  to bind or  obligate  LICENSEE  in any  manner.  Likewise,
LICENSEE shall have no power to bind or obligate LICENSOR in any manner.

     12.2 Any matter or disagreement or claim under this Agreement, including interlocutory or preliminary measures, shall be solely and exclusively referred to and resolved by the competent court in Amsterdam, the Netherlands, unless mandatory provisions of the laws of the Netherlands prescribe otherwise.

     12.3 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and supersedes all prior agreements in this respect. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

     12.4 This Agreement shall be construed and enforced in accordance with the laws of the Netherlands without reference to its choice of law principles.

     12.5 The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

     12.6 Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

     12.7 Notices. Any notices given pursuant to this Agreement shall be in writing and shall be deemed to have been given and delivered upon the earlier of
(i) when received at the address set forth below, or (ii) three (3) business days after mailed by certified or registered mail postage prepaid and properly addressed, with return receipt requested, or (iii) on the day when sent by facsimile as confirmed by certified or registered mail. Notices shall be delivered to the respective parties as indicated:


                        To LICENSOR:      H.C. Implants B.V.
                                          Zernikedreef 6
                                          (2333GK) Leiden, the Netherlands

                        Copy to: Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart & Olstein
                                          6 Becker Farm Road
                                          Roseland, New Jersey 07068
                                          Fax no.(201)994-1744
                                          Attn: Elliot M. Olstein, Esq.

                        To LICENSEE:      Matrix Medical Holding B.V.
                                          Professor Bronkhorsvlaan, Building 57
                                          (3723MB) Bilthoven, The Netherlands


                                          cc:

     12.8 Only if required by law and/or regulations, the PRODUCTS manufactured by or through LICENSEE will be marked legibly with a statement that it is made under a license from LICENSOR and containing a reference to the PATENTS as may be relevant.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

/s/ MICHAEL J. JEFFRIES                            /s/ CLEMENS VAN BLITTERSWIJK
-----------------------                            ----------------------------
H.C. Implants, B.V.                                Matrix Medical Holding B.V.
Date:    June 18, 1997                             Date:   June 25, 1997
By:      Michael Jeffries                 By:      Clemens van Blitterswijk

                                     PATENTS


------------------------------------------------------------------------------------------------------------------------------------
Master Name                                                            Serial No.        Status           Your File       Country
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Tissue Adhesion (Barrier); Method for preventing tissue adhesion       08/279,811        5,480,436        525400-99       USA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Tissue Adhesion (Barrier); Method for preventing tissue adhesion       08/078,350        5,508,306        525400-84       USA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Tissue Adhesion (Barrier); Method for preventing tissue adhesion       P9:4011           Pending          525400-123      Norway
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Tissue Adhesion (Barrier); Method for preventing tissue adhesion       939108098         Pending          525400-127      Europe
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Tissue Adhesion (Barrier); Method for preventing tissue adhesion       70382394          Pending          525400-129      S. Korea
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Tissue Adhesion (Barrier); Method for preventing tissue adhesion       5-519441          Pending          525400-130      Japan
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Tissue Adhesion (Barrier); Method for preventing tissue adhesion       5155493           Pending          525400-131      Australia
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Tissue Adhesion (Barrier); Method for preventing tissue adhesion       21:8520           Pending          525400-132      Canada
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Artificial Skin                                                        574654            5,147,401        525400-151      USA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Substrate for treating skin defect (Second PolyActive
artificial skin)                                                       08/298,411        Pending          525400-112      USA
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Artificial Skin                                                        79107321          48126            525400-77       Taiwan
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Artificial Skin                                                        902023472         0416702          525400-76       Europe
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Artificial Skin                                                        9014038           Pending          525400-75       S. Korea
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Prosthetic Devices formed from materials having
bone-bonding properties and uses                                       08/389,303        Pending          525400-126      USA
therefor.
Devices of method?
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Prosthetic Devices formed from materials having bone-bonding
properties and uses                                                     08/089,857        Pending          525400-68       USA
therefor.
Devices of method?
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Prosthetic Devices formed from materials having bone-bonding
properties and uses                                                     892020226.0       357155           525400-69       Europe
therefor
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Prosthetic Devices formed from materials having bone-bonding
properties and uses                                                     12421/1989        Pending          525400-78       S. Korea
therefor
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Prosthetic Devices formed from materials having bone-bonding
properties and uses                                                     576657            Pending          525400-132      Canada
therefor
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Prosthetic Devices formed from materials having bone-bonding
properties and uses                                                     78106788          47733            525400-79       Taiwan
therefor
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Polyester ester copolymers as drug delivery matrices                   08/699,896        Pending          525400-157      USA
------------------------------------------------------------------------------------------------------------------------------------

                                   APPENDIX B

                               PATENT ASSIGNMENT


     This Assignment, effective as of the _____ day of __________, 199_,

                                    W I T N E S S E T H:

     WHEREAS, H.C. Implants, B.V., organized and existing under the laws of the Netherlands, having a place of business at Leiden, the Netherlands (hereinafter "Assignor"), is the owner of all right, title and interest in and to the Patents and Patent Applications and their foreign counterparts, identified on Appendix A attached hereto, and the inventions claimed in said identified patents, patent applications and certificates of inventions (hereinafter, "the Property"); and


     WHEREAS, Matrix Medical Holding, B.V., organized and existing under the laws of the Netherlands, having a place of business at Bilthoven, the Netherlands (hereinafter, "Assignee"), is desirous of acquiring the entire right, title and interest in and to the Property.

     NOW, THEREFORE, for the consideration as set forth in the License and Option Agreement dated as of __________________, 1997 between Assignor and Assignee, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby assign, sell, transfer, convey and grant Assignee, its successors and assigns, the entire right, title and interest in and to the Property, including the right to apply for, Letters Patent and certificates of invention in Assignee's name for the aforesaid inventions in the United States and all countries foreign thereto, and all reissues, extensions, renewals, reexaminations, divisions and continuations with respect to the Property, from the date hereof to the full end of the term or terms for which the Property may be issued, the same to be held and enjoyed by Assignee, its successors and assigns to the same extent that it would have been held and enjoyed by Assignor if this Assignment had not been made.

     Assignor authorizes and requests the Office of Patents and Trademarks of the Netherlands and the corresponding offices of countries foreign to the Netherlands to issue all Letters Patent which may issue on a patent application included in the Property to Assignee, its successors and assigns, in accordance with this Patent Assignment.

     Assignor binds itself, as well as its successors, assigns and legal representatives to execute and deliver to Assignee, its successors and assigns, any further documents or instruments and do any and all further acts that may be necessary to vest in Assignee, its successors and assigns, the title herein conveyed, or intended so to be, and to the extent possible to enable such title to be recorded in the Dutch Patent Office and in the corresponding offices of countries foreign to the Netherlands.

     Assignor further covenants, and agrees that it will at any time upon request communicate to Assignee, its successors and assigns, any facts pertinent to the validity or enforceability of the Property and the history thereof, known to Assignor or to its successors and assigns.

     IN WITNESS WHEREOF, the Assignor has caused these presents to be executed by a duly authorized corporate officer this ______ day of _______________, 1997.

ATTEST:                                           H.C. IMPLANTS, B.V. (Assignor)


________________________                     By:______________________________



DATE: __________________                     Title:____________________________




COUNTRY OF                :
                                  :  SS
COUNTY OF                 :


         Before  me  this  ________  day  of  ______________,  1997,  personally appeared the above-named _________________ to me known, who being by me duly sworn according to law, on his oath, stated that he is the ___________________ of H.C. Implants, B.V. and acknowledged that he signed, sealed and delivered the foregoing instrument as the free and voluntary act and deed of said corporation.



------------------------------
Notary Public
My commission expires ______________